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                                                                       EXHIBIT 3


                       SCHEDULE 13D JOINT FILER AGREEMENT

     Bellingham Industries, Inc. and Alan Walter Gilbert hereby agree to file jointly all Schedule 13D statements of beneficial ownership (including all amendments thereto) with respect to the equity securities of ProxyMed, Inc. which they beneficially own.

Date:  March 26, 1999


                                    /s/ W.R. Gilbert
                                    --------------------------------------------
                                    W.R. Gilbert, Attorney-in-Fact
                                    for Bellingham Industries, Inc.


                                    /s/ W.R. Gilbert
                                    --------------------------------------------
                                    W.R. Gilbert, Attorney-in-Fact
                                    for Alan Walter Gilbert